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EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Isolagen, Inc.
Exton, Pennsylvania

        We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 14, 2005, relating to the consolidated financial statements of Isolagen, Inc. and our report dated April 27 2005, relating to the effectiveness of Isolagen, Inc.'s internal control over financial reporting appearing in the Company's Annual Report on Form 10-K and 10-K/A for the year ended December 31, 2004.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP

BDO Seidman, LLP
Houston, TX

April 29, 2005

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  EXHIBIT 23.3